Exhibit 99.1

Kinder Holding Corp. Receives FINRA Approval for Name Change to Intiva BioPharma Inc., and the 1:6 Reverse Split of the Company’s Common Stock

Denver, Colorado, November 29, 2017. Kinder Holding Corp. (OTC: KDRH) today announced that approval was received on November 28, 2017 from the Financial Industry Regulatory Authority (FINRA) for: (i) the name change of the Company from Kinder Holding Corp. to Intiva BioPharma Inc. (the "Name Change") and (ii) the 1:6 reverse split of the outstanding shares of the Company’s common stock (the "Reverse Split").

The Name Change and Reverse Split will take effect at the open of business on November 29, 2017. The Company’s new stock symbol will be KDRHD and the "D" will be removed in 20 business days, following which the Company’s new stock symbol will be NTVA.

About Kinder Holding Corp.

Kinder Holding Corp., through its wholly-owned subsidiary, Intiva BioPharma Inc., is a developer of cannabinoid-based pharmaceuticals. Its development strategy consists of:

1. The determination of medical conditions and disorders that could potentially benefit from cannabinoid-based formulations;
2. Conducting "freedom to operate" investigations on these conditions;
3. The preparation of patent applications and the prosecution of such application and/or the licensing of existing patents;
4. Identifying the regulatory pathway with the Food and Drug Administration ("FDA); and
5. Proceeding with pre-clinical and clinical development activities in accordance with FDA protocols for submission to investigate and ultimately obtain approval for the particular product(s).

Intiva BioPharma Inc. is currently researching and developing proprietary pharmaceutical formulations consisting of different cannabinoids and terpenes.

Due to the legal and regulatory challenges in researching cannabinoids derived from the cannabis plant in the United States, Intiva BioPharma Inc. is initially focused on developing drugs utilizing synthetic cannabinoids. If the Company intends to proceed in researching pharmaceuticals derived from the cannabis plant, it will proceed with the research and trials in a country where the research is legal, such as Israel, and not in the U.S.

Intiva Disclosure Notice: This press release contains "forward-looking statements" as that term is defined in the Private Securities Litigation Reform Act of 1995. For this purpose, any statements contained herein or which are otherwise made by or on behalf of the Company that are not statements of historical facts may be deemed forward-looking statements. Without limiting the generality of the foregoing, words such as "may," "will," "to," "plan," "expect," "believe," "anticipate," "intend," "could," "should," "would," "estimate," or "continue," or the negative or other variations thereof or comparable terminology are intended to identify forward-looking statements. Readers are cautioned that all forward-looking statements involve risk and uncertainties which may cause results to differ materially from those set forth in the statements. Such risks and uncertainties include, but are not limited to the following: the success of research and development activities and the speed with which regulatory authorizations and product launches may be achieved; government regulation generally; competitive developments; the ability to successfully market products domestically and internationally; difficulties or delays in manufacturing or issues relating to manufacturing capacity; commercial obstacles to the successful introduction of brand products generally; legal defense costs, insurance expenses, settlement costs, and the risk of an adverse decision or settlement relating to product liability, patent protection, governmental investigations, and other legal proceedings; the Company’s ability to acquire and protect patents and other intellectual property both domestically and internationally; the absence of certainty regarding the receipt of required regulatory approval or the timing or terms of such approvals; any changes in business, political and economic conditions; business interruption due to hurricanes or other events outside of the Company’s control.

Readers are cautioned not to place reliance on these forward-looking statements, which are valid only as of the date they were made. The Company undertakes no obligation to update or revise any forward-looking statements to reflect new information or the occurrence of unanticipated events or otherwise, except as expressly required by law.

Contact:
Mark Lubchenco
Director of Shareholder and Investor Relations
Intiva BioPharma Inc.
Tel. 1-800-497-2915
Email: mlubchenco@intiva.us
Website: www.IntivaBioPharma.com